UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2016

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Additional Notes

On February 2, 2016, Citibank Global Markets Inc. and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”),  notified Novavax, Inc. (the “Company”) of their election to purchase $25 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2023 (the “Additional Notes”), pursuant to the over-allotment option to purchase Additional Notes granted by the Company to the Initial Purchasers under the terms of that certain purchase agreement, dated as of January 25, 2016.  The Additional Notes have the same terms, and were issued on February 5, 2016 under the same indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, as the Company’s 3.75% Convertible Senior Notes due 2023 issued on January 29, 2016, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2016 (the “Notes Form 8-K”).  The information set forth in Item 1.01 of the Notes Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Additional Capped Call Transactions

In connection with the offering of the Additional Notes, on February 2, 2016, the Company entered into additional capped call transactions with JPMorgan Chase Bank, National Association, London Branch and Morgan Stanley & Co. LLC (the “Option Counterparties”) on the same terms as the capped call transactions described in the Notes Form 8-K. The Company paid the Option Counterparties approximately $2.89 million for the additional capped call transactions. The Additional Capped Call Transactions have an initial strike price of approximately $6.81 per share, which corresponds to the initial conversion price of the Additional Notes and is subject to anti-dilution adjustments generally similar to those applicable to the Additional Notes, and have a cap price of approximately $9.73 per share, which is subject to certain adjustments under the terms of the Additional Capped Call Transactions. The Additional Capped Call Transactions cover, subject to anti-dilution adjustments, 3,670,533 shares of Novavax’ common stock, which is the same number of shares of Novavax’ common stock initially underlying the Additional Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Additional Notes” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Additional Notes” is incorporated herein by reference.

The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Additional Notes and the underlying shares of common stock have not been registered under the Securities Act and cannot be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the Company’s additional capped call transactions, including the impact such transactions may have. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, the risk that the Company’s capped call transactions will not reduce the potential dilution to the Company’s common stock.

Applicable risks also include those listed under the heading “Risk Factors” and elsewhere in Novavax’ Annual Report on Form 10-K for the year ended December 31, 2014, in addition to the risk factors that are listed from time to time in Novavax’ Quarterly Reports on Form 10-Q and any subsequent filings with the Securities and Exchange Commission. Novavax undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K. Except as otherwise noted, these forward-looking statements speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D.
	Name:	John A. Herrmann III, J.D.
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 5, 2016